Exhibit 99.1
Red Cat Closes Acquisition of Apium Swarm Robotics

Acquisition deepens Red Cat’s capabilities in swarming autonomy as the U.S. accelerates investment in small drone innovation
SALT LAKE CITY, UT., March 30, 2026 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat" or the "Company"), a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security, today announced it has acquired Apium Swarm Robotics, a California-based developer of distributed control systems for autonomous swarming drones and uncrewed surface vessels (USVs).
Apium will operate as an independent Red Cat company, continuing to develop and scale its multi-agent autonomy architecture for integration across Red Cat’s Family of Systems. The acquisition deepens Red Cat’s ability to deliver intelligent, adaptive unmanned systems that enable coordinated operations in contested and communication-degraded environments.
“Autonomous drone swarming is becoming an imperative for strategic advantage and mission success on the modern battlefield,” said Jeff Thompson, CEO of Red Cat. “Near-peer adversaries are moving quickly to develop systems that can operate in coordinated, decentralized ways, and Apium’s proven, scalable swarm technology will help Red Cat remain at the forefront of this rapidly evolving space.”
Apium’s distributed autonomy stack allows multiple robotic platforms to dynamically coordinate, adapt to mission changes, and complete objectives without continuous operator input. This decentralized control approach enables greater resilience, lower operator burden, and more effective performance in complex scenarios, including GPS- and comms-denied operations.
“Red Cat is building more than individual platforms. It is creating a foundation for integrated, multi-domain autonomy,” said Josh Ziska, CEO of Apium Swarm Robotics. “We believe that intelligent swarms of aerial and maritime systems will fundamentally redefine tactical operations, and with Red Cat’s support, we are ready to deliver that future at scale.”
Red Cat and Apium first partnered in 2025 through Red Cat’s Futures Initiative, a program focused on fast-tracking the deployment of multi-domain autonomous systems through integrations with industry-leading software and hardware companies. Apium successfully demonstrated autonomous multi-agent missions using Red Cat’s drones at the Army’s 2025 ACM-UAS Industry Day and Red Cat’s Innovation Day in February 2026.
The further planned integration of Apium’s technology will enhance Red Cat’s entire Family of Systems, which includes the Black Widow™, a purpose-built ISR drone currently fielded by the U.S. Army as part of the SRR Program. By embedding Apium’s autonomy layer, Red Cat will enable swarming behavior that enhances coordination, survivability, and operational flexibility in future conflicts.
About Red Cat Holdings, Inc.
Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness. Learn more at www.redcat.red.
About Apium Swarm Robotics, Inc.
Apium builds distributed autonomy for unmanned systems. The company equips drones and robotic platforms with real-time swarming capabilities, enabling decentralized decision-making, mission adaptability, and collaborative behavior at scale. Built to be intuitive, rugged, and platform-agnostic, Apium’s technology delivers field-ready autonomy for the tactical edge. Learn more at https://apium.com/.
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Investor Contact:
Ankit Hira
Solebury Strategic Communications for Red Cat Holdings, Inc.
E-mail: RCAT@soleburystrat.com

Media Contact:
Peter Moran
Phone: (347) 880-2895
Email: peter@indicatemedia.com